EXHIBIT 99.17
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AT THE TRUST
Robert G. Higgins                 Investor Relations
Vice President, General Counsel   L.G. Schafran - Chairman and
                                  Interim CEO/President
630-218-7255                      312-683-3671
bhiggins@banyanreit.com           ir@banyanreit.com


FOR IMMEDIATE RELEASE
TUESDAY, JUNE 26, 2001


                     BANYAN STRATEGIC REALTY TRUST
               RELOCATES OFFICES TO OAK BROOK, ILLINOIS


OAK BROOK, ILLINOIS -- JUNE 26, 2001. BANYAN STRATEGIC REALTY TRUST (Nasdaq: BSRTS) announced today that it has relocated its corporate offices to Oak Brook, Illinois. The new office address and phone numbers are:

                 2625 Butterfield Road, Suite 101 N
                 Oak Brook, Illinois 60523
                 630-218-7250
                 630-218-7251 (fax)
                 312-683-3671 (Investor Relations)

Interim President and CEO L. G. Schafran commented: "In keeping with our strategy of liquidating the Company's portfolio and winding up its affairs, we have relocated to smaller, less expensive space in suburban Chicago. We believe we can better serve the interests of our shareholders from our new location, while maintaining the level of responsiveness and commitment that our industry has come to expect from us."

Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) which, on January 5, 2001, adopted a Plan of Termination and Liquidation. On May 17, 2001, Banyan sold approximately 85% of its portfolio in a single transaction and now owns three (3) real estate properties located in Atlanta, Georgia; Huntsville, Alabama; and Louisville, Kentucky. As of this date Banyan has 15,488,137 shares of beneficial interest outstanding.



Except for the historical information contained herein, certain matters discussed in this release are forward-looking statements, the achievement of which involve risks and uncertainties that are detailed from time to time in Banyan's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March 9, 2001 and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included in Banyan's Form 10-Q for the quarter ended March 31, 2001, which was filed with the Securities and Exchange Commission on May 15, 2001. Without limitation the foregoing, words such as "anticipates", "expects", "intends", "plans", and similar expressions are intended to identify forward-looking statements.



          See Banyan's Website at http://www.banyanreit.com.

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